EXHIBIT 23(b)

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Toro Company:

     We consent to the use of our report on the Company’s financial statements dated December 3, 2001, except for Note 14, which is as of December 6, 2001, incorporated by reference in this Form S-8.

     We further consent to the use of our report on The Toro Company Investment and Savings Plan dated June 12, 2002, incorporated by reference in this Form S-8.

KPMG LLP

Minneapolis, Minnesota September 20, 2002	/s/ KPMG LLP

10